--------------------------------------------------------------------------------







                            SHARE PURCHASE AGREEMENT



                                  BY AND AMONG



           TEODOSIO CESAR BREA, JUAN MARTIN ALLENDE, FEDERICO FERRO,
         RAFAEL LA PORTA DRAGO, ALBERTO JOSE LOSADA, ALEJANDRO ALLENDE,
              ENRIQUE GARRIDO, ROSA MARIA STEVERLYNCK DE ELIZALDE,
  PEDRO JOSE DE ELIZALDE, DOLORES MARIA DE ELIZALDE, MARIA ALICIA DE ELIZALDE,
             MARIA MAGDALENA DE ELIZALDE, JUAN IGNACIO DE ELIZALDE

                            ("SELLING SHAREHOLDERS")



                                       AND

                               APCO ARGENTINA INC.

                                    ("APCO")











                          DATED AS OF DECEMBER 5, 2002







--------------------------------------------------------------------------------

                                      INDEX



Section 1.  Definitions and Interpretations.                                        3

Section 2.  Purchase of FIMAIPU Capital Stock by Apco.                              5
            2.1  Purchase Shares.                                                   5
            2.2  Purchase Price.                                                    5
            2.3  Closing.                                                           6

Section 3.  Representations and Warranties.                                         6
            3.1  The Selling Shareholders Representations and Warranties.           6
            3.2  Apco Representations and Warranties                                8

Section 4.  Conditions Precedent to Apco's Obligation to Close.                     9
            4.1  Selling Shareholder Closing Obligations.                           9
            4.2  Accuracy of Representations.                                       9
            4.3  The Selling Shareholders' Performance.                             9
            4.4  No Proceedings.                                                    9
            4.5  No Claim Regarding Stock Ownership or Sale Proceeds.               9

Section 5.  Conditions Precedent to the Selling Shareholders' Obligation
            to Close                                                                10
            5.1  Apco's Closing Obligations.                                        10
            5.2  Accuracy of Representations.                                       10
            5.3  Apco's Performance.                                                10
            5.4  No Proceedings.                                                    10
            5.5  Purchase Price.                                                    10

Section 6.  Negative Covenants of the Selling Shareholders.                         11

Section 7.  Acts to be Performed Following Closing.                                 12
            7.1  Acknowledgment                                                     12

            7.2  Shareholders Meeting.                                              12

Section 8.  Termination.                                                            13
            8.1  Termination Events.                                                13
            8.2  Effects of Termination.                                            13

Section 9.  Indemnification; Remedy.                                                13
            9.1  Survival.                                                          13
            9.2  Indemnification and Payment of Loss by Selling Shareholders.       14
            9.3  Selling Shareholders' Liability.                                   14
            9.4  Indemnification and Payment of Loss by Apco.                       14
            9.5  Remedies not Exclusive.                                            14
            9.6  Procedure for Indemnification.                                     15
            9.7. Indemnification Payment.                                           15

Section 10. Notices.                                                                15

Section 11. Jurisdiction; Applicable Law.                                           16

Section 12. Miscellaneous.                                                          16

                            SHARE PURCHASE AGREEMENT


         SHARE PURCHASE AGREEMENT, dated as of December 5, 2002 ("Agreement") by and among Mr. Teodosio Cesar Brea ("Mr. Brea"), Mr. Juan Martin Allende ("Mr. J.M. Allende"), Mr. Federico Ferro ("Mr. Ferro"), Mr. Rafael La Porta Drago ("Mr. La Porta Drago"), Mr. Alberto Jose Losada ("Mr. Losada"), Mr. Alejandro Allende ("Mr. A. Allende"), Mr. Enrique Garrido ("Mr. Garrido"), Ms. Rosa Maria Sterverlynck De Elizalde ("Ms. Steverlynck De Elizalde"), Mr. Pedro Jose De Elizalde ("Mr. P.J. De Elizalde"), Ms. Dolores Maria De Elizalde ("Ms. D.M. De Elizalde"), Ms. Maria Alicia De Elizalde ("Ms. M.A. De Elizalde"), Ms. Maria Magdalena De Elizalde ("Ms. M.M. De Elizalde") and Mr. Juan Ignacio De Elizalde ("Mr. J.I. De Elizalde", all of them Argentine individual residents and, jointly, the "Selling Shareholders", and each of them individually, the "Selling Shareholder"); and APCO ARGENTINA, INC., a Cayman Islands company ("Apco", and together with the Selling Shareholders, the "Parties", and each the Selling Shareholders or Apco, individually, the "Party").

         RECITALS:

         WHEREAS, the Selling Shareholders are the owners of all the outstanding shares of FIMAIPU S.A. ("FIMAIPU"), a stock corporation incorporated under and in good standing pursuant to the laws of Argentina, in accordance with the equity ownership schedule attached hereto as Exhibit A.

         WHEREAS, FIMAIPU is the owner of 7,895 common voting shares of Petrolera Perez Companc S.A. (the "PPC Shares" and "PPC", respectively), that represent 1,579% of the outstanding stock of PPC and 1,961% of the votes of PPC.

         WHEREAS, the Selling Shareholders desire to sell the shares to Apco, and Apco desires to purchase the shares from the Selling Shareholders;

         WHEREAS, Apco and the Selling Shareholders desire to enter into this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

1        DEFINITIONS AND INTERPRETATIONS.

         The following terms will have the following meanings when used as capitalized in this Agreement.

         "Capital Stock" means any and all shares, interests, quotas, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, options or rights to acquire any of the foregoing.

         "Closing" means the consummation and completion of the purchase and sale of the Shares, the payment of the Purchase Price and all other actions or transactions to be completed and consummated by the Closing in accordance with this Agreement and/or applicable laws.

         "Closing Date" is defined in Section 2.3 below.

         "Consent" means any approval, consent, license, permit, registration, ratification, waiver, or other authorization (including any Governmental Authorization) issued, granted, given or otherwise made available.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by any such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Debt" of any Person means any and all indebtedness, Obligations or liabilities of such Person created or arising under any and all payments, notes, bonds, debentures, loans or other similar instruments.

         "Encumbrance" means any charge, claim, mortgage, servitude, marital property interest, condition, equitable interest, Lien, option, pledge, encumbrance, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Lien" means any lien, security interest or other charge or Encumbrance of any kind, or any other type of preferential arrangement, including without limitation, the lien or retained security title of a conditional vendor, any easement, right of way or other encumbrance on title to real property.

         "Obligation" means with respect to any Person, any payment, performance or other obligations of such Person of any kind, including, without limitation, any liability on any claim arising from, without limitation, the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any party under this Agreement.

         "Person" means an individual, partnership, corporation, limited liability company, trust, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Requirement of Law" means any applicable constitution, law, statute, treaty, rule, regulation, ordinance, decree, binding case law, order, injunction, notice, approval, permit, license, authorization or judgment, including, without limitation, any consolidations, amendments, re-enactments, extensions or replacements of any of the foregoing.

         "Selling Shareholders" is defined in the Recitals of this Agreement.

         "Shares" is defined in Exhibit A of this Agreement.

         "VAT" means Value Added Tax (Impuesto al Valor Agregado).

2        PURCHASE OF FIMAIPU CAPITAL STOCK BY APCO.

         2.1. PURCHASED SHARES. Subject to the terms and conditions of this Agreement, Apco hereby agrees to purchase from the Selling Shareholders, and the Selling Shareholders hereby agree to sell to Apco, all of the Shares.

         2.2. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares will be, in the aggregate, US$1,853,903, payable in accordance with the following schedule and in the manner set forth in Section 5.5:

         (i) US$624,209, for the shares owned by Mr. Brea;

         (ii) US$567,480, for the shares owned by Mr. J.M. Allende;

         (iii) US$246,013, for the shares owned by Mr. Ferro;

         (iv) US$94,549, for the shares owned by Mr. La Porta Drago;

         (v) US$94,549, for the shares owned by Mr. Losada;

         (vi) US$75,639, for the shares owned by Mr. A. Allende;

         (vii) US$56,914, for the shares owned by Mr. Garrido;

         (viii) US$47,275, for the shares owned by Ms. Steverlynck de De
Elizalde;

         (ix) US$9,455, for the shares owned by Mr. P.J. De Elizalde;

         (x) US$9,455, for the shares owned by Ms. D.M. De Elizalde;

         (xi) US$9,455, for the shares owned by Ms. M.A. De Elizalde;

         (xii) US$9,455, for the shares owned by Ms. M.M. De Elizalde;

         (xiii) US$9,455, for the shares owned by Mr. J. I. De Elizalde.

         2.3. CLOSING. The Closing will take place at the offices of Allende & Brea, located at Maipu 1300, 10th floor, City of Buenos Aires, Argentina, on January 10, 2003 (the "Closing Date").

3        REPRESENTATIONS AND WARRANTIES.

         3.1. THE SELLING SHAREHOLDERS REPRESENTATIONS AND WARRANTIES. Each of the Selling Shareholders (as applicable to it below) severally represents and warrants to Apco as of the date of this Agreement and the Closing Date that:

         (a) Due Incorporation. Each Selling Shareholder has the legal capacity to enter into and close this Agreement, without any legal restrictions whatsoever, enjoying full legal capacity.

         FIMAIPU is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the power and authority and the legal right to perform any obligation;

         (b) Financial Statements. The audited annual balance sheets of FIMAIPU, particularly the annual balance sheet closed on August 31, 2002, and the special balance sheet closed on November 30, 2002, present fairly in all material respects the consolidated financial position of FIMAIPU at the date of such balance sheets and for the period covered thereby. All such financial statements have been prepared in accordance with Argentine generally accepted accounting procedures ("AGAAP").

         (c) Tax Returns and Payments. FIMAIPU has filed all income tax, gross income tax and VAT returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for in the financial statements in accordance with AGAAP. FIMAIPU has at all times paid, or has provided adequate reserves (in the good faith of the Board of Directors of FIMAIPU) for the payment of all income taxes, gross income taxes and VAT applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of FIMAIPU and the Selling Shareholders, by any authority regarding any taxes relating to FIMAIPU. FIMAIPU has not entered into any agreement or waiver nor has been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of FIMAIPU, or is aware of any circumstances that would cause the taxable years or other taxable periods of FIMAIPU not to be subject to the normally applicable statue of limitations. FIMAIPU has not incurred, or will not incur, in any tax liability in connection with this Agreement.

         (d) Personnel. FIMAIPU is a holding company and is not, or has ever been, engaged in operations of any kind. FIMAIPU does not have, nor has ever had, any hired or permanent personnel or staff.

         (e) Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Selling Shareholders, threatened, that could materially affect the Shares of FIMAIPU.

         (f) Indebtedness. FIMAIPU has not contracted, created, incurred or assumed any Debt.

         (g) Shares. All of the Shares to be sold by each Selling Shareholder to Apco have been validly issued to such Selling Shareholder, are fully paid and non assessable, all in compliance with all applicable Requirements of Law, and are owned by such Selling Shareholder, in the amount specified, in Exhibit A hereto and are free and clear of all Encumbrances whatsoever. Before, on and immediately after the Closing, the Shares in the aggregate will represent 100% of the outstanding capital stock of FIMAIPU, which total will include the number of all common and preferred stock issued or otherwise issuable from other forms of equity or of Debt (if any), including other preferred shares, warrants, convertible Debt and equity and options to purchase in FIMAIPU, as well as the rights thereon, rights on dividends, readjustments or capitalizations, or any rights arising from the Shares. The Shares shall be transferred directly to Apco at Closing by the Selling Shareholders, free and clear of all Encumbrances, and upon such transfer Apco will be the sole record and beneficial owner of the Shares;

         (h) Assets. FIMAIPU does not own, nor has ever owned, any assets except for the PPC Shares. The PPC Shares have been validly issued to FIMAIPU, are fully paid and non assessable, all in compliance with all applicable Requirements of Law, and are owned by FIMAIPU and are free and clear of all Encumbrances whatsoever. Therefore, following Closing Apco will be the indirect owner of the PPC Shares with all the rights and obligations arising therefrom of thereof, as of the Closing Date;

         (i) Due Authorization, No Violations or Defaults. Each Selling Shareholder has the power and authority and the legal right to execute and deliver and perform her or its obligations under this Agreement, and has taken all necessary action to authorize their execution, delivery and performance of this Agreement to which such Selling Shareholder is a party;

         (j) Due Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by the Selling Shareholders and is the legal, valid and binding obligation of such Selling Shareholders, enforceable against such Selling Shareholders in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally;

         (k) No Violation. The execution, delivery and performance of this Agreement will not violate in any material respect any provision of any Requirement of Law or Contractual Obligation of such Selling Shareholders and will not result in or require the creation or imposition of any Encumbrance on the Shares or any of the properties or revenues of such Selling Shareholder pursuant to any such Requirement of Law or Contractual Obligation of such Selling Shareholder;

         (l) Governmental Authorizations. No material consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

         3.2. APCO REPRESENTATIONS AND WARRANTIES. Apco represents and warrants to the Selling Shareholders as of the date of the Agreement and the Closing that:

         (a) Due Incorporation. Apco is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the power and authority and the legal right to enter into and deliver this Agreement and to perform its obligations hereunder;

         (b) Due Authorization, No Violations or Defaults. Apco has the power and authority and the legal right to execute and deliver and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance hereof;

         (c) Due Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by Apco and is the legal, valid and binding obligation of Apco, enforceable against Apco in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally;

         (d) No Violation. The execution, delivery and performance of this Agreement will not violate in any material respect any provision of any Requirement of Law or Contractual Obligation of Apco;

         (e) Governmental Authorizations. No material consent or authorization of, filing with or other act by or in respect of any arbitrator or Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

4        CONDITIONS PRECEDENT TO APCO'S OBLIGATION TO CLOSE.

         Apco's obligation to purchase the Shares and to take the other actions required to be taken by Apco at the Closing are subject to the satisfaction, on or prior to the Closing, of each of the following conditions (any of which may be waived by Apco, in whole or in part):

         4.1. SELLING SHAREHOLDER CLOSING OBLIGATIONS. The following acts will be completed at Closing (it being understood that no action to be taken at the Closing and no document to be executed or delivered at Closing shall be deemed taken, executed or delivered until all have been taken, executed and delivered):

         (a) Government Approvals. On the Closing Date or immediately thereafter, if required, the Selling Shareholders, and/or FIMAIPU, shall give notice to all applicable Governmental Authorities in Argentina of the transfer of the Shares and other matters contemplated hereby, as required by any Requirement of Law, and

         (b) Share Certificates; Stock Ledger. The Selling Shareholders shall deliver certificates for the Shares to Apco together with a copy of a duly executed stock transfer letter requesting FIMAIPU to reflect the transfer of the Shares to Apco on the Stock Ledger of FIMAIPU and to issue new share certificates in the name of Apco.

         4.2. ACCURACY OF REPRESENTATIONS. All of the representations and warranties of the Selling Shareholders in this Agreement must be accurate in all material respects as of the Closing Date.

         4.3. THE SELLING SHAREHOLDERS' PERFORMANCE. All of the covenants and obligations that the Selling Shareholders are required to perform or to comply with pursuant to this Agreement on or prior to the Closing, and each of these covenants and obligations, must have been duly performed and complied with in all material respects.

         4.4. NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened in writing against Apco, or against any entity affiliated with Apco, any judicial, administrative or arbitral proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, this Agreement or any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of this Agreement or the transactions contemplated hereby.

         4.5. NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or threatened in writing by any Person, other than the Selling Shareholders, any claim asserting that such Person, rather than a Selling Shareholder, (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, or any voting, equity, or other ownership interest in, FIMAIPU or the Shares, or
(b) is entitled to all or any portion of the Purchase Price payable for the Shares as a result of rights or interests they may claim over the Shares.

5        CONDITIONS PRECEDENT TO THE SELLING SHAREHOLDERS' OBLIGATION TO CLOSE.

         The Selling Shareholders' obligation to sell the Shares and to take the other actions required to be taken by the Selling Shareholders at the Closing are subject to the satisfaction, on or prior to the Closing, of each of the following conditions (any of which may be waived by the Selling Shareholders, in whole or in part):

         5.1 APCO'S CLOSING OBLIGATIONS. On the Closing Date or immediately thereafter, if required, Apco and/or FIMAIPU, shall give notice to all applicable Governmental Authorities in Argentina of the transfer of the Shares and other matters contemplated hereby, as required by any Requirement of Law.

         5.2 ACCURACY OF REPRESENTATIONS. All of the representations and warranties of Apco in this Agreement must be accurate in all material respects as of the Closing Date.

         5.3 APCO'S PERFORMANCE. All of the covenants and obligations that Apco is required to perform or to comply with pursuant to this Agreement on or prior to the Closing, and each of these covenants and obligations, must have been duly performed and complied with in all material respects.

         5.4 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened in writing against the Selling Shareholders, or against any entity affiliated with any of them, any judicial, administrative or arbitral proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, this Agreement or any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of this Agreement or the transactions contemplated hereby.

         5.5 PURCHASE PRICE. The Purchase Price will be paid by Apco in the following manner:

         (a) On December 11, 2002, Apco will pay 10% of the Purchase Price applicable to each Selling Shareholder as down payment of the Purchase Price and part performance of this Agreement (the "Down Payment").

         (b) At Closing, Apco will pay the balance (90%) of the Purchase Price applicable to each Selling Shareholder (the "Balance").

         (c) In the event that FIMAIPU receives any cash dividends from PPC (the "PPC Dividends") before the Closing Date, the Selling Shareholders shall have the right to instruct the Board of Directors of FIMAIPU to distribute the PPC Dividends among the Selling Shareholders. In such case the aggregate amount of the PPC Dividends shall be deducted from the Balance, for purposes of Section 5.5.(b) above. The Selling Shareholders shall notify to Apco their decision to distribute the PPC Dividends within 48 business hours following receipt of the PPC Dividends.

         (d) Pursuant to Sections 5.5.(a) and 5.5.(b) above, Apco shall evidence payment of the Down Payment and the Balance through an irrevocable wire transfer order addressed to Apco's bank for payment into the bank account/s previously notified in writing to Apco by the Selling Shareholders. Apco will instruct its bank to immediately transfer the Purchase Price to the accounts previously notified by Selling Shareholders. The Selling Shareholders acknowledge that, due to potential delays in the banking system, the above referred wire transfer is expected to be completed within a maximum of 72 hours as from the date of payment of the Down Payment and the Balance, as the case may be.

         (e) Apco understands that the agreed payment currency (U.S. dollars), the delivery of the Purchase Price to the account of each of the Selling Shareholders pursuant to their respective instructions and the other payment terms and conditions agreed herein are of the essence of this agreement.

6        NEGATIVE COVENANTS OF THE SELLING SHAREHOLDERS.

         As from the date hereof, and until Closing, the Selling Shareholders shall refrain from doing any of the following with respect to FIMAIPU:

         (a) Transfer and/or encumber any of the Shares.

         (b) Transfer and/or encumber any of the PPC Shares.

         (c) Incur in any liabilities on behalf of FIMAIPU.

         (d) Contract, create, incur or assume any Debt.

         (e) Hire any personnel.

         (f) Transact any business, execute any contracts, enter into agreements of any kind.

         (g) Instruct the members of the Board of Directors of FIMAIPU to act in a manner that may adversely affect this Agreement or FIMAIPU's financial situation as of the date hereof.

         (h) Establish salaries or any fringe benefits, for the Board of Directors members of officers.

         (i) Vote the Shares in any way that may adversely affect this Agreement or FIMAIPU's financial situation as of the date hereof.

         (j) Take any action that could in any way whatsoever affect this Agreement or hinder the due fulfillment of the obligations assumed by the Parties under this Agreement.

7        ACTS TO BE PERFORMED FOLLOWING CLOSING.

         7.1. ACKNOWLEDGMENT. Apco hereby acknowledges and consents the dividends distribution ordered by the Board of Directors of FIMAIPU prior to Closing, as described in FIMAIPU's Board of Directors Minutes N degrees75, dated November 19, 2002. Apco further acknowledges and consents that, pursuant to
Section 5.5.(c) above, the Selling Shareholders shall have the right to distribute among themselves any PPC Dividends received by FIMAIPU before the Closing Date.

         7.2. SHAREHOLDERS MEETING. Immediately following Closing, Apco shall hold a Shareholders Meeting in which Apco shall:

         (a) Ratify the dividends distribution resolved by the Board of Directors of FIMAIPU prior to Closing, as described in FIMAIPU's Board of Directors Minutes N degrees75, dated November 19, 2002, and approved by the Shareholders Meeting of FIMAIPU, pursuant to FIMAIPU's Shareholders Meeting Minutes N degrees17, dated November 19, 2002;

         (b) Ratify the dividends distribution that the Board of Directors of FIMAIPU may resolve pursuant to Sections 5.5.(c) and 7.1. above;

         (c) Accept the resignation presented by the members of the Board of Directors of FIMAIPU and approve their performance as of the Closing Date, under terms and conditions acceptable to Apco;

         (d)      Appoint the new members of the Board of Directors of FIMAIPU;
                  and

         (e) The minutes of the above referred Shareholders Meeting shall be substantially in the form of Exhibit B hereto.

8        TERMINATION.

         8.1. TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

         (a) (i) by Apco if a material breach of any provision of this Agreement has been committed by the Selling Shareholders and such breach has not been waived; or (ii) by the Selling Shareholders if a material breach of any provision of this Agreement has been committed by Apco and such breach has not been waived;

         (b) (i) by Apco if any of the conditions in Section 4 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Apco to comply with its obligations under this Agreement) and Apco has not waived such condition on or before the Closing Date; or (ii) by the Selling Shareholders if the conditions in Section 5 have not been satisfied or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Selling Shareholders to comply with their obligations under this Agreement) and the Selling Shareholders have not waived such condition on or before the Closing Date;

         (c) by the Selling Shareholders if, by any cause, the Purchase Price is not paid by Apco in the currency (U.S. dollars) and manner agreed in Sections
2.2. and 5.5. above; or

         (d) by mutual written consent of Apco and the Selling Shareholders signed by their respective authorized Representatives.

         8.2. EFFECTS OF TERMINATION. Each Party's right of termination under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that (i) the obligations in Sections 9, 11 and 12 will survive; and (ii) no such termination shall relieve any Party hereto of any liability for any breach of this Agreement prior to the date of such termination.

9        INDEMNIFICATION; REMEDY.

         9.1. SURVIVAL. All representations and warranties herein will survive the Closing for three (3) years. The 3-year limitation period provided in this
Section 9.1 shall not apply to Section 3.1.(c) of this Agreement, which shall survive for the statute of limitations period applicable to each contingent liability, Debt or Obligation originated in acts or omissions attributable to the Selling Shareholders and/or FIMAIPU officers and/or Directors occurred until the Closing Date . However, this Section 9.1 shall automatically cease to have effects in the event of (i) a change of Apco's controlling shareholder as of the Closing Date,
(ii) a division of capital, merger, acquisition or liquidation that, directly or indirectly, may affect Apco.

         9.2. INDEMNIFICATION AND PAYMENT OF LOSS BY SELLING SHAREHOLDERS. Each of the Selling Shareholders will indemnify and hold harmless each Apco and its officers, directors and representatives (collectively, the "Apco Indemnified Persons") for, and will pay to the Apco Indemnified Persons the amount of any loss, cost or expense arising from or in connection with:

         (a) any material inaccuracy on the date hereof of any representation or warranty made by the Selling Shareholders in this Agreement; and

         (b) any material breach by the Selling Shareholders of any obligation of the Selling Shareholders in this Agreement.

         9.3. SELLING SHAREHOLDERS' LIABILITY. Mr. Brea, Mr. J.M. Allende and Mr. Ferro (jointly representing 77.55% of the Shares) shall be jointly and severally liable for the rights, duties and obligations assumed by the Selling Shareholders under this Agreement, up to a maximum amount that, in the aggregate, shall be equal to the amount not paid by the other Selling Shareholders, which would not exceed in any case the Purchase Price. On the other hand, Mr. Losada, Ms. Steverlynck De Elizalde, Mr. P.De Elizalde, Ms. D.M. De Elizalde, Ms. M.A. De Elizalde, Ms. M.M. De Elizalde, Mr. J.I. De Elizalde, Mr. La Porta Drago, Mr. A. Allende and Mr. Garrido shall be severally, and not jointly or collectively, liable for their obligations as herein set out, and only for their share of interest in FIMAIPU, as detailed in Exhibit A hereto.

         9.4. INDEMNIFICATION AND PAYMENT OF LOSS BY APCO. Apco will indemnify and hold harmless the Selling Shareholders and their representatives (collectively, the "Selling Shareholder Indemnified Persons", and together with the Apco Indemnified Persons, the "Indemnified Persons") for, and will pay to the Selling Shareholder Indemnified Persons the amount of any loss, cost or expense arising from or in connection with:

         (a) any material inaccuracy on the date hereof of any representation or warranty made by Apco in this Agreement; or

         (b) any material breach by Apco of any obligation of Apco in this Agreement.

         9.5. REMEDIES NOT EXCLUSIVE. If the Selling Shareholders have not complied with their obligations hereunder, including the obligation to transfer the Shares as contemplated hereby, then Apco may seek specific performance thereof to the fullest extent permitted by applicable Argentine law. If Apco has not complied with its obligations hereunder, including the obligation to pay the Purchase Price as provided in this Agreement, then the Selling Shareholders may seek damages and reimbursement of expenses and costs to the fullest extent permitted by applicable Argentine law.

         9.6. PROCEDURE FOR INDEMNIFICATION. If any claim or demand is asserted against an Indemnified Person in respect of which such Indemnified Person may be entitled to indemnification under this Agreement, written notice of such claim or demand shall promptly be given to the Indemnifying Person. The Indemnifying Person shall assume the entire control of the defense, compromise, or settlement of the matter, including employment of counsel of the Indemnifying Person's choice. Any settlement or compromise of a matter by the Indemnifying Person shall include a full release of claims against the Indemnified Person which has arisen out of the indemnified claim or demand.

         9.7. INDEMNIFICATION PAYMENT. The Indemnifying Person's obligation to indemnify any claim or demand asserted against an Indemnified Person shall become due upon the existence of an unappealable judgement regarding such claim or demand.

10       NOTICES.

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when actually received, and may be (a) delivered by hand, (b) sent by telecopier (with written confirmation of receipt) or (c) sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         If to Apco, to:

                  Maipu 1300, piso 8 degrees
                  (C1006ACT) Buenos Aires
                  FAX N degrees: 4318-1810
                  Attention: Mr. Ernesto A. Hermo

         If to The Selling Shareholders, to:

                  Maipu 1300, piso 11 degrees
                  (C1006ACT) - Buenos Aires
                  FAX N degrees: 4318-9999
                  Attention: Mr. Teodosio C. Brea - Mr. Enrique Garrido -
                             Mr. Federico Ferro

11       JURISDICTION; APPLICABLE LAW.

         This Agreement shall be enforced in the commercial ordinary courts of the city of Buenos Aires, Argentina, and shall be governed and construed pursuant to Argentine law, except for the provisions set forth in Sections 2.2 and 5.5., which will be subject to Cayman Islands law, and enforced in the courts of the jurisdiction that the Selling Shareholders may elect.

12       MISCELLANEOUS

         (a) Each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants, and none of the Selling Shareholders shall cause FIMAIPU to bear any of its expenses incurred by it, either prior to or following Closing.

         (b) This Agreement supersedes all prior agreements and communications between the parties with respect to this sale.

         (c) This Agreement may not be amended except by a written agreement of the parties. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the agreements or documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of such claim or right unless in writing signed by such party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         (d) Each party to this Agreement agrees to execute, acknowledge, deliver file and record such further certificates, amendments, instruments or documents, and to do all such other acts and things, as may be required by law or as may be necessary or advisable to carry out the intent and purpose of this Agreement.

         (e) All headings and captions contained in this Agreement are inserted for convenience only and shall not be deemed part of this Agreement.

         (f) This Agreement may be signed in one or more counterpart copies, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         (g) Every provision of this Agreement is intended to be several. The invalidity and unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         (h) Any taxes or other charges in connection with the transfer of the Shares or any transaction contemplated hereby shall be borne by the Party obligated in respect of such tax or other charge. The Parties agree and understand that there is no income or other tax withholding in Argentina required in connection with the payment of the Purchase Price to the Selling Shareholders, provided, however, the Parties further agree that, in the event that any such requirement for withholding or the payment of such tax is assessed or asserted by any Government Authority in respect of the payment of the Purchase Price, such withholding or payment shall be the obligation of the Selling Shareholders.

         (i) This Agreement shall be binding upon the parties hereto, their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns, shall have any rights or claims under this Agreement.

         (j) This Agreement constitutes the entire agreement of the parties hereto on the subject matter hereof, and can only be amended by a written instrument signed by all of the parties hereto. No party may assign any of its rights under this Agreement without the prior written consent of the other parties. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties hereto, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         (k) The parties will use their best efforts to coordinate and harmonize any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto, individually or acting through their duly authorized representatives, have caused this Agreement to be duly executed as of the date first above written.




/s/* TEODOSIO CESAR BREA
     -----------------------------
     TEODOSIO CESAR BREA





/s/* JUAN MARTIN ALLENDE
     -----------------------------
     JUAN MARTIN ALLENDE





/s/* FEDERICO FERRO
     -----------------------------
     FEDERICO FERRO





/s/* ALBERTO JOSE LOSADA
     -----------------------------
     ALBERTO JOSE LOSADA




/s/* ENRIQUE GARRIDO
     -----------------------------
     ENRIQUE GARRIDO

/s/* RAFAEL LA PORTA DRAGO
     -------------------------------------
     RAFAEL LA PORTA DRAGO





/s/* ALEJANDRO ALLENDE
     -------------------------------------
     ALEJANDRO ALLENDE




/s/* ROSA MARIA STEVERLYNCK de DE ELIZALDE
     -------------------------------------
     ROSA MARIA STEVERLYNCK de DE ELIZALDE




/s/* PEDRO JOSE DE ELIZALDE
     -------------------------------------
     PEDRO JOSE DE ELIZALDE




/s/* DOLORES MARIA DE ELIZALDE
     -------------------------------------
     DOLORES MARIA DE ELIZALDE

/s/* MARIA ALICIA DE ELIZALDE
     -------------------------------------
     MARIA ALICIA DE ELIZALDE





/s/* MARIA MAGDALENA DE ELIZALDE
     -------------------------------------
     MARIA MAGDALENA DE ELIZALDE





/s/* JUAN IGNACIO DE ELIZALDE
     -------------------------------------
     JUAN IGNACIO DE ELIZALDE





/s/** APCO ARGENTINA INC.
     -------------------------------------
      APCO ARGENTINA INC.

* By: /s/ FEDERICO FERRO and ENRIQUE GARRIDO
          -----------------------------------------------------
          FEDERICO FERRO and ENRIQUE GARRIDO, Attorneys in fact





** By: /s/ THOMAS BUENO
          -----------------------------------------------------
           THOMAS BUENO, President and C.O.O.